UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 2, 2007
North Pointe Holdings Corporation
(Exact name of registrant as specified in its charter)

Michigan	00051530	383615047

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28819 Franklin Road, Southfield, Michigan		48034

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 248-358-1171
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 2, 2007, North Pointe Holdings Corporation (the “Company”) entered into a Agreement Regarding Employment (“Agreement”) with Brian J. Roney, who is employed by the Company and serves as its Cheif Financial Officer.
The Agreement has a term of three years. The Agreement provides that if there is a change of control (as defined in the Agreement) of the Company during the term of the Agreement and Mr. Roney’s employment is terminated within 120 days following the change of control, Mr. Roney shall be entitiled to a severance payment equal to two times the amount of his base salary at the time of the termination.
Item 9.01 Financial Statements and Exhibits.
Exhibit 10.1 Agreement Regarding Employement between North Pointe Holdings Corporation and Brian J. Roney, effective November 2, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Pointe Holdings Corporation
January 16, 2008	By:	/s/ James G. Petcoff
		Name:	James G. Petcoff
		Title:	Chairman / Chief Executive Officer